(logo) PNC

           REAL ESTATE

MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, David D. Spotts, as Senior Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.      A review of the Servicer’s activities during the calendar year 2022 (the “Reporting Period”) and of its performance under the Servicing Agreement has been made under the undersigned officer’s supervision; and

2.      To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout the Reporting Period.

Dated: February 22, 2023

Midland Loan Services, a division of

PNC Bank, National Association

/s/ David D. Spotts

David D. Spotts

Senior Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard   Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

 Schedule I

3650 REIT Commercial Mortgage Securities II LLC

 Recipient Role                           Deal Name                                                                         Series Number          Midland Role

 Depositor                                 3650R 2021-PF1                                                                  Series 2021-PF1      Master Servicer

Master Servicer on The Westchester loan under the CSMC 2020-WEST TSA, the 520 Almanor loan under the BMARK 2021-B30 PSA, and the 2 Washington loan under the BMARK 2021-B29 PSA

Special Servicer on the One SOHO Square loan under the SOHO 2021-SOHO TSA and on The Westchester Loan under the CSMC 2020-WEST TSA

 Depositor                                 3650R 2022-PF2                                                                  Series 2022-PF2      Master Servicer

 Master Servicer of the Concord Mills loan, the 330 West 34th Street Leased Fee loan and the IPG Portfolio loan under the BMARK 2022-B37 PSA.

 Master Servicer of the Patewood Corporate Center loan, the PetSmart HQ loan, and the Icon One Daytona loan under the 3650R 2021-PF1 PSA.